Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rainmaker Systems, Inc.

Campbell, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113812, 333-117625, 333-126267, 333-127492, 333-132353, 333-135265, 333-138640, 333-139888, 333-140877, 333-146773 and 333-171946) and Form S-8 (Nos. 333-91095, 333-63034, 333-85298, 333-107285, 333-113201, 333-123445, 333-132894, 333-146771, 333-149672, 333-153177 333-159266, 333-165900 and 333-172360) of Rainmaker Systems, Inc. of our report dated March 4, 2011, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Francisco, California

March 4, 2011